UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.


                                FORM 8-K

                             CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934



                            October 15, 2002
                        ------------------------
            Date of Report (Date of earliest event reported)



                         KLEENAIR SYSTEMS, INC.
                ---------------------------------------
           (Exact Name of Registrant as specified in Charter)



                     Commission File No. 033-03362



          Nevada                                      87-0431043
   ----------------------------                  -------------------
   (State of Other Jurisdiction                  (I.R.S. Employer
          of Incorporation)                       Identification No.)




1711 Langley Avenue, Irvine, California                 92614
---------------------------------------              ------------
(Address of Principal Executive Office)               (Zip Code)


Registrant's Telephone Number, Including Area Code: (949) 955-3492

Item 2. Acquisition or Disposition of Assets


      On October 15, 2002, KleenAir Systems, Inc. ("KAIR") entered into a stock purchase agreement to acquire 51% stock of ServoTech Industries, Inc., an ISO 9000 registered company, and ServoTech Engineering, Inc. (collectively, "ServoTech"). Additionally, KAIR obtained an option to purchase the remaining 49% of ServoTech's stock. The purchase price is $1,100,000 in cash represented by a promissory note payable in 120 days and 3,700,000 shares of KAIR common stock. In the event that the Closing does not occur, the shareholder of ServoTech will retain 500,000 of the purchase price as a break-up fee.

ServoTech is a prime mover in the automotive emissions control sector and which provides services in research, development and testing for both diesel and spark ignition engines. ServoTech also manufactures high quality ferrous and non-ferrous specialty engineering parts and designs and develops automotive electronics and software products. Clients of ServoTech include Ford Motor Company, Detroit Diesel, Caterpillar, Daimler-Chrysler and other companies. It was formed in 1984 as a consulting firm, which has grown to a 60-person research and engineering company. Of the 60 employees, there are 34 fully qualified engineers and PhDs in electrical, mechanical and automotive engineering.

The revenue of ServoTech for the years 2000 and 2001 (unaudited) were $4.8 and $5.3 million with pre-tax profits of $0.7 and $1.1 million respectively. The projected revenue and pre-tax profits for the years 2002, 2003 and 2004 are $7.1 million, $9.0 million, and $20.0 million and $1.6 million, $2.2 million and $4.2 million, respectively. No assurance can be given that such revenue or pre-tax profits will in fact be achieved.

ServoTech has been licensed by Ford Motor Company to exploit license rights for a state-of-the-art pollution reduction technology with significant market opportunities worldwide for both retrofit and OEM (original equipment manufacture) applications. KAIR believes that it has the marketing skills and established business connections to effectively exploit this technology and to generate substantial revenues and profits over the next two to three years.

It is believed by management of KAIR that this acquisition, with its combination of revenues, technology and skilled automotive engineering personnel, will enable KAIR to achieve significant growth in its specialty field of pollution reduction and emission control for mobile sources.

The Agreement was adopted by the unanimous consent of the Board of Directors of each corporation.

It is agreed that one of the officers and directors of STE will become a director of KAIR subsequent to closing the Agreement and that the acquired companies will operate as subsidiaries.

A copy of the Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

Item 7. Financial Statement, Pro Forma Information and Exhibits


    (a)   Financial Statements of Business Acquired

     The financial statements of ServoTech Industries Inc. and ServoTech Engineering, Inc. for the periods required by Rule 3-05(b) of Regulation S-X will be filed by amendment to this Form 8-K on or before 75 days from October 15, 2002.

    (b)   Pro Forma Financial Information

     The pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment to this Form 8-K on or before 75 days from October 15, 2002.

    (c)   Exhibits

                   Number                              Description
                ----------                             ---------------

                    2.1 Common Stock Purchase Agreement, dated as of October 15, 2002, by and among KleenAir Systems, Inc. and ServoTech Industries, Inc., ServoTech Engineering, Inc. and the sole shareholder of each. (Schedules and Exhibits omitted.)

                   99.1         Press release dated October 17, 2002.


                               Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             KLEENAIR SYSTEMS, INC.

Date:  10/21/02                              By:  /s/ LIONEL SIMONS
                                                  Lionel Simons
                                                  President